Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Selected Financial and Other Data”, “Senior Securities” and “Independent Registered Public Accounting Firm” and to the use of our reports (a) dated May 13, 2019, with respect to the consolidated financial statements of Saratoga Investment Corp. as of February 28, 2019 and for the three years in the period ended February 28, 2019, (b) dated May 14, 2018 with respect to the financial statements of Saratoga Investment Corp. CLO 2013-1, Ltd. as of February 28, 2018, and for the two years in the period ended February 28, 2018, (c) dated May 13, 2019, with respect to the effectiveness of internal control over financial reporting of Saratoga Investment Corp. as of February 28, 2019, and (d) dated May 13, 2019, with respect to the senior securities table of Saratoga Investment Corp. as of February 28, 2019 included in the Registration Statement (Form N-2).

/s/ Ernst & Young LLP

New York, New York

May 13, 2019